Exhibit 11.1

ContiFinancial Corporation
Calculation of Earnings Per Share


                            Basic
Net Income                                                            $6,020,000

Weighted Average Shares                                               46,685,863

                                                                     -----------
                     Year-to-date Basic  EPS                               $0.13
                                                                     ===========

                           Diluted
Net Income                                                            $6,020,000

Weighted Average Shares                                               47,226,533

                                                                     -----------
                    Year-to-date Primary EPS                               $0.13
                                                                     ===========


Basic
-----

                                                                                           Weighted
                                                                                          Ave. Shares
                                                                                          -----------
Weighted average shares outstanding:

   Common stock excluding shares relating to employee incentive plans                      45,949,445

   Vested Restricted Shares Outstanding during the Quarter                                    736,418


                                                                                          -----------
Weighted Average Shares Outstanding                                                        46,685,863
                                                                                          -----------
Quarter income                                                                             $6,020,000
                                                                                          -----------
Basic Earnings Per Share                                                                        $0.13
                                                                                          ===========


Diluted
-------

                                                                                           Weighted
                                                                                          Ave. Shares
                                                                                          -----------

Weighted average shares outstanding:

   Common stock excluding shares relating to employee incentive plans                      45,949,445

   Incremental Shares from the Effect of Restricted Shares Considered to be Outstanding       791,653

   Incremental Shares from the Effect of Options Considered to be Outstanding                 485,435


                                                                                          -----------
Weighted Average Shares Outstanding                                                        47,226,533
                                                                                          -----------
Quarter income                                                                             $6,020,000
                                                                                          -----------
Diluted Earnings Per Share                                                                      $0.13
                                                                                          ===========